Exhibit 99.1

LeMaitre Vascular Acquires Clot Management Business from Applied Medical

BURLINGTON, Mass., September 26, 2018 (GLOBE NEWSWIRE) — LeMaitre Vascular, Inc. (Nasdaq:LMAT), announced today that it has acquired the vascular clot management business of Applied Medical Resources Corporation for $14.2 million, of which $11.0 million was paid at closing and $3.2 million will be paid in two post-closing installments. As part of the transaction, the parties also signed a transition services agreement under which Applied Medical will continue to manufacture the product line for LeMaitre Vascular for one year.

Applied Medical’s clot management product line, including Syntel® embolectomy and thrombectomy catheters, Python® over-the-wire embolectomy catheters, Latis® graft cleaning catheters and irrigation catheters, is now available through LeMaitre Vascular. Sales of the business during the latest 12-month period were $3.4mm.

Dave Roberts, LeMaitre Vascular’s President, commented, “We are pleased to expand our clot management product offering through this acquisition, which adds a latex-free over-the-wire embolectomy catheter to our sales bag.”

Gary Johnson, Applied Medical’s Group President, added, “We are confident that our vascular customers will continue to receive the highest level of service and support from LeMaitre.”

Business Outlook

In Q4 2018, LeMaitre Vascular expects the acquired business to add $0.5 million to $0.6 million in sales, and have no impact on operating income due to short-term business transition related costs.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon. The Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart. Additional information can be found at www.lemaitre.com.

About Applied Medical

Applied Medical is dedicated to providing innovative solutions that enhance patient outcomes and enable the advancement of minimally invasive surgery. As a new generation medical device company, Applied is proud to have a significant and sustainable impact on healthcare by delivering breakthrough technologies that enhance clinical care and satisfy the pressing economic needs of its customers.

Headquartered in Southern California, Applied Medical provides its products and unique business model to more than 75 countries. To learn more about Applied Medical, visit appliedmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q4 2018 sales and operating income contributions by the acquired business. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contacts

LeMaitre Vascular, Inc.

Investor Relations

Steven Chehames

+1-781-425-1659

schehames@lemaitre.com

Applied Medical

Corporate Communications

Loree Bowen

949-713-7920

lbowen@appliedmedical.com